Exhibit 16.1

Patrick Rodgers, CPA, PA
309 East Citrus Street
Altamonte Springs, FL 32701

March 17, 2014

United States Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Reference: Amalgamated Pictures Corp.

On January 31, 2014, my appointment as auditor for Amalgamated Pictures Corp. ceased.  I have read Amalgamated Pictures Corp.'s  statements included under Item 4.01 of its Form 8-K/A dated March 17, 2014 and agree with such statements, insofar as they apply to Patrick Rodgers, CPA, PA.

Sincerely,

/s/ Patrick Rodgers, CPA, PA
Patrick Rodgers, CPA, PA
Altamonte Springs, Florida